EXHIBIT 10.1

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF
1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND
NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE
OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED
UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS
EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES
LAWS OR (2) AN EXEMPTION TO SUCH REGISTRATION IS AVAILABLE FOR
SUCH OFFER, VALUE PLEDGE, ASSIGNMENT OR TRANSFER.

CONVERTIBLE PROMISSORY NOTE

$20,000	March 15, 2012

FOR VALUE RECEIVED, Beauty Brands Group, Inc., Inc., a Florida corporation (the "Company"), hereby promises to pay to the order of Heriot Holdings Limited ("Holder") the principal amount of twenty thousand ($20,000) Dollars (the "Principal Amount"), with interest on the Principal. Amount outstanding from time to time hereunder from the date hereof, in arrears, all on the dates and on such other terms as hereinafter provided. Principal and interest is payable in the lawful currency of the United States of America, in immediately available funds, without any defense, set-off, counterclaim, rescission, recoupment or deduction of any kind.

This Note shall be subject to the following additional terms and conditions.

1.     Principal Amount, Interest and Payment. Interest will accrue on the Principal Amount outstanding from time to time at the rate of 10% per annum, until the Principal Amount is repaid in full. The Principal Amount is due and payable in full on March 15, 2013 (the "Maturity Date"). Interest will be calculated on the basis of a 360-day year.

2.     Prepayment. The Company may prepay the Principal Amount outstanding in whole or in part at any time without penalty provided that the Company pays all accrued but unpaid interest on such prepayment therewith. Any partial prepayments made will be applied to the Installment Payments in the inverse order of their maturities and no partial prepayments of the Installment Payment made hereunder shall postpone the date that any Installment Payment is due or the Maturity Date.

3.     Conversion. The Holder, at the Holder's option, at any time from the date hereof, shall have the right to convert the then-outstanding Principal Amount and any interest accrued thereon (or any portion hereof) into shares of the Company's common stock, $0.001 par value ("Common Stock") at a price of $0.01 (the "Conversion Price").

4.          Manner of Conversion. In the event that the Holder shall elect to exercise its right to convert this Note, or any portion thereof, the Holder shall serve notice thereof to the other party, in accordance with the provisions of Section 9 below (a "Conversion Notice"), stating the amount of Principal Amount and interest to be converted; together with this Note shall accompany the Conversion Notice. Within a reasonable time, not exceeding seven (7) days after the receipt of this Note from Holder, the Company shall issue and deliver to the Holder, a certificate for the number of shares of Common Stock issuable upon the conversion of this Note, bearing the restrictive legend set forth in Section 10 below. To the extent permitted by law, such conversion shall be deemed to have been effected as of the close of business on the date on which the Conversion Notice is received by the Holder, or upon the date the close of business on the date on which the Conversion Notice is received by the Company, as the case may be. No fractional shares shall be issued upon the Conversion of this Note into Common Stock.

5.          Adjustment. The Conversion Price shall be adjusted, from time to time, as set forth below.

(a)          In the event that the Company shall (1) declare a dividend on the outstanding Common Stock payable in shares of its Common Stock, (2) subdivide the outstanding Common Stock, (3) combine the outstanding Common Stock into a smaller number of shares, or (4) issue by reclassification any shares of its capital stock, then, in each case, the Conversion Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, or combination, shall be proportionately adjusted so that the Holder after such time shall be entitled to receive upon conversion the aggregate number and kind of shares for such consideration which the Holder would have been entitled to have had the conversion taken place prior to such time at the then-current Conversion Price; and

(b)          In the event that the Company shall declare a dividend on the outstanding Common Stock payable in cash, then, upon the payment of each such dividend, the Conversion Price in effect at the time of the record date for such dividend shall be reduced by the amount of the per share dividend amount.

(c)          In the event of any reorganization of the Company, the stock or securities of which are at the time deliverable on the conversion of this Note, or in case the Company shall consolidate with or merge into another company, or convey all or substantially all of its assets to another company,. the Holder, upon the conversion hereof, shall be entitled to receive, in lieu of the Common Stock called for hereby, the stock or other securities or property to which Holder hereof would have been entitled upon the consummation of such reorganization, consolidation, merger, or conveyance if this Note had been converted immediately prior thereto; and in such case, the provisions of this Note shall be applicable to the shares of stock or other securities or property thereafter deliverable upon the conversion of this Note.

(d)         Notice of Adjustments. Whenever there is an adjustment pursuant to this Section 5 ("Adjustment"), the Company shall cause to be prepared and executed a certificate setting forth, in reasonable detail, the event requiring the Adjustment, the method by which such Adjustment was calculated, and the Conversion Price and the number of shares of Common Stock for which this Note is convertible after giving effect to such Adjustment, and shall cause copies of such certificate to be delivered to the Holder promptly after each Adjustment.

6.          Compliance with Securities Laws.

(a)       The Holder acknowledges that this Note or any shares of Common Stock to be issued upon conversion hereof are being acquired solely for the Holder's own account and not as a nominee for any other party, and for investment, and that the Holder will not offer, sell or otherwise dispose of this Note or any shares of Common Stock to be issued upon conversion hereof except pursuant to an effective registration statement, or an exemption from registration, under the Securities Act of 1933, as amended (the "Securities Act") and any applicable state securities laws.

(b)       The Holder further acknowledges that: (i) the shares of Common Stock have not been registered under the Securities Act and (ii) the shares of Common Stock may not be sold, transferred, assigned, pledged or subjected to any lien or security interest unless they are first registered under the Act and applicable state securities laws or an exemption from the registration provisions of the Act and applicable state securities laws are available with respect to the proposed sale or transfer; and (iii) any certificate(s) evidencing the shares of Common Stock shall contain a restrictive legend to the effect that the transfer thereof is restricted.

7.          Default. In the event that (a) the Company fails to make any payment of interest or principal hereunder when due and does not cure such failure within five (5) days after receipt by the Company of written notice of such failure from Holder, or (b) files a petition for protection under any bankruptcy or insolvency law (a "Default"), then, in any such case, the entire Principal Amount then-outstanding shall become then immediately due and payable by the Company hereof.

8.          Covenants of the Company. The Company covenants and agrees that all shares of Common Stock that may be issued upon the conversion of this Note and as the payment of interest will, upon issuance, be fully paid and non-assessable and free from all taxes of governmental authorities in the United States with respect to the issue thereof and all liens and charges against such shares, The Company further covenants and agrees that, during the period within which the conversion rights represented by this Note may be exercised, the Company will at all times have authorized and reserved a sufficient number of shares of Common Stock to provide for the conversion of this Note and the payment of interest. The Company shall not by any action including, without limitation, amending its charter documents or the by-laws, or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale or securities or any other action, avoid or seek to avoid the observance or performance or any of the terms of this Note, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may necessary or appropriate to protect the rights of Holder against dilution (to the extent specifically provided herein) or impairment.

9.          Notice, Any communications or notices hereunder may be delivered or mailed to the offices of the Company at:

Mr. Gianluca Cicogna Mozzoni
Baytree Capital Associates, LLC 40 Wall Street
58th Floor
New York, NY 10005
United States of America

and to the registered Holder hereof at:

Mr. Rhett Groom
Sinerstrasse 65
CH 6330
Cham, Switzerland

or to such other addresses as either the Company or such registered Holder may designate by notice in writing to the other from time to time.

10.          Legend on Shares. Each stock certificate issued upon a Conversion shall bear the following legend:

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE
SECURITIES LAWS AND NEITHER SUCH SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) AN
EXEMPTION TO SUCH REGISTRATION IS AVAILABLE FOR SUCH OFFER, VALUE PLEDGE, ASSIGNMENT OR TRANSFER.

11.       Miscellaneous. (a) In addition to and not in limitation of the foregoing, the Company further agrees, subject only to any limitation imposed by applicable taw, to pay all expenses, included, but not limited to, attorneys' fees and legal expenses incurred by the Holder in connection with the administration of this Note or collection hereof whether or not suit is filed thereon.

(b) None of the provisions of this Note may be waived, changed, or terminated orally or otherwise, except by a writing duly executed by the undersigned and the Holder. This Note shall be governed by and construed in accordance with the laws of the State of New York.

(c)         The Company does hereby waive diligence, presentment, demand, extension of time for payment, notice of dishonor, protest, and all other notices whatsoever, and agrees that the Holder may, from time to time, extend or renew this Note for any period and grant any releases, compromises, extensions, renewals or indulgences with respect to this Note, all without notice to or consent of the Company and without affecting the obligations of the Company. It is expressly agreed that such waiver is reasonable under the circumstances.

(d)         This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, personal representatives, successors and permitted assigns, In the event any one or more of the provisions contained in this Note for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality of unenforceability shall not affect any other provision of this Note or such other security documents, but this Note and the other security documents shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein or therein. This Note may not be changed orally, but only by an agreement in writing signed by the parties against whom enforcement of any waiver, change, modification or discharge is sought.

(e)         IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OR ARISING OUT OF THIS NOTE, THE COMPANY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO A TRIAL BY JURY AS WELL AS (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, AND (II) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal by the signature of its authorized officer, as of the 15th day of March, 2012.

Beauty Brands Group, Inc.